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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest reported)   June 23, 1998
                                                       ------------------


                         NU-WAVE HEALTH PRODUCTS, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


      FLORIDA                         0-23031                   34-1711778
      -------                         -------                   ----------
(State or other jurisdiction       (File Number)            (I.R.S. Employer
    of incorporation)                                      identification No.)

5905-A Hampton Oaks Parkway
Tampa, Florida                                                   33610
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(Address of principal executive                                (Zip Code)
           offices)


        Registrant's telephone number, including area code 813-628-0804


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        Effective June 15, 1998, Nu-Wave Health Products, Inc., a Florida corporation ("Nu-Wave") acquired Energy Factors, Inc. (the "Company"), a wholly-owned subsidiary of U.S. Diversified Technologies, Inc., a Florida corporation (the "Shareholder"). At the closing, Nu-Wave acquired legal title to the net assets of the Company. The effective date of the acquisition is June 15, 1998. Nu-Wave will account for the acquisition as a purchase.

        The above has been accomplished through a series of transactions approved by the various Boards of Directors and Management as controlling shareholders of Nu-Wave and the Company. First, a new wholly-owned subsidiary of Nu-Wave was formed as a Florida corporation under the name of Nu-Wave Acquisition, Inc. ("Nu-Wave Sub"). Next, Nu-Wave Sub was then merged with and into the Company, with the Company as the surviving corporation, in order to avoid the necessity of transfers of the Company's business. As a result of the merger, the Company became a wholly-owned subsidiary of Nu-Wave. On the effective date of the merger, the Company changed its name to Dynamic Health Products, Inc.

        It was determined by Management that it would be in the best interest of Nu-Wave to acquire the Company to further certain of its business objectives, including without limitation, providing expanded manufacturing facilities for Nu-Wave and additional sales for the Company.

        The Shareholder will receive, in exchange for its capital stock in the company, 400,000 shares of Series A Convertible Preferred Stock to be issued by Nu-Wave. The Company was valued by the Board of Directors of Nu-Wave at two million dollars ($2,000,000) and the Series A Convertible Preferred Stock has a liquidation preference in that amount.

        The Company is a manufacturer and distributor of food supplements and health/diet products in the form of capsules, tablets, powders, liquids and creams, with a well organized 40,000 square foot manufacturing facility, high speed processing and packaging lines, and fully equipped laboratory. Nu-Wave intends to continue such business.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Financial Statements and pro forma financial information are not available, but will be filed together with exhibits as soon as practicable, but not later than 60 days after the due date of this report.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.


                                        NU-WAVE HEALTH PRODUCTS, INC.



June 23, 1998                           By: /s/  Kotha S. Sekharam
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                                            Kotha S. Sekharam, President